                                                                      EXHIBIT 11
                         NORSTAN, INC. AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                    (In Thousands, Except Per Share Amounts)


                                                               YEAR ENDED APRIL 30,
                                             -------------------------------------------------------
                                             1995                      1994                     1993
                                           -------                   -------                  -------

Primary earnings per share -

  Weighted average number of
    issued shares outstanding               4,121                     4,009                    3,833

Effect of:
  1986 Long-Term Incentive Plan               207                       202                      187
  1986 Directors' Stock Option Plan            41                        35                       33
  Employee Stock Purchase Plan                  6                         6                       30
                                           -------                   -------                  -------

Shares outstanding used to compute
  primary earnings per share                4,375                     4,252                    4,083
                                           -------                   -------                  -------
                                           -------                   -------                  -------
Net income                                 $7,063                    $5,612                   $5,100
                                           -------                   -------                  -------
                                           -------                   -------                  -------
Primary earnings per share                 $ 1.61                    $ 1.32                   $ 1.25
                                           -------                   -------                  -------
                                           -------                   -------                  -------



                                                          Year Ended April 30,
                                           -----------------------------------------------------
                                             1995                1994                   1993
                                           -------              -------                -------
Fully diluted earnings per share -

Weighted average number of
  shares used for primary
  earnings per share                        4,375                  4,252                4,083

Effect of:
  1986 Long-Term Incentive Plan                 3                      6                    3
  1986 Directors' Stock Option Plan             1                      1                    1
  Employee Stock Purchase Plan                  1                      3                    2
                                           -------               -------              -------
Shares outstanding used to compute
  fully diluted earnings per share          4,380                  4,262                4,089
                                           -------               -------              -------
                                           -------               -------              -------
Net income                                 $7,063                 $5,612               $5,100
                                           -------               -------              -------
                                           -------               -------              -------
Fully diluted earnings per share           $ 1.61                 $ 1.32               $ 1.25
                                           -------               -------              -------
                                           -------               -------              -------



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